UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2007

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)   On November 21, 2007, the members of the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company gave written consent to the adjustment of goals under the Company’s 2008 Annual and Two-Year Bonus Program and Performance Restricted Stock Equivalent Award Agreements granted October 10, 2007, applicable to the Company’s Executive Officers and other key executives.

The Committee determined that goals under the Program and Agreements, which are based upon GAAP earnings per share (“EPS”) for fiscal 2007, were required to be adjusted to reflect the non-cash accounting impact of a portion of one-time deferred income tax benefits recognized by the Company’s German subsidiaries in that year. In its fiscal 2007 reported earnings, the Company recorded a $9.7 million, or $0.16 per diluted share, income tax benefit which resulted from deferred tax balances being adjusted to reflect lower German tax rates in 2008 and beyond. Of this amount, $7.4 million, or $0.12 per diluted share, associated with indefinite-lived intangible assets, was determined by the Committee to be deferred tax benefits with no economic substance within the foreseeable future. As a result, solely for purposes of the above incentive programs, the final GAAP EPS for fiscal 2007 of $5.51, used as the base for calculation of goals under those incentive programs, was reduced by $0.12 to $5.39. The adjusted figure of $5.39 will be the threshold EPS goal for the 2008 Annual and Two-Year Bonus Program, $5.93 (10% above that threshold) will be the 10% EPS goal, and $6.47 (20% above that threshold) will be the stretch EPS goal. The adjusted figure of $5.39 will also be the base for determining compound growth percentages under the three-year Performance Restricted Stock Equivalent Award Agreements granted October 10, 2007.

The above goals could be subject to further adjustment, in accordance with the terms of the Bonus Program and Award Agreements, in the event that any of the following occur during a measurement period:
•	extraordinary dividends, stock splits or stock dividends;
•	recapitalizations or reorganizations of the Company, including spin-offs or liquidations;
•	any merger or consolidation of the Company with another corporation;
•	unusual or non-recurring non-cash accounting impacts or changes in accounting standards or treatment;
•	unusual or non-recurring non-cash accounting treatments related to an acquisition by the Company completed during the fiscal year.

Awards under the 2008 Annual and Two-Year Bonus Program are pursuant to the Company’s Executive Officer Bonus Plan, approved by shareholders in January of 2006, and the Performance Restricted Stock Equivalent Award Agreements are pursuant to the Company’s 2000 Incentive Stock Plan, approved by shareholders in January of 2001, and both are intended to qualify as performance-based awards for purposes of Section 162(m) of the Internal Revenue Code. The goals described above were established by the Committee within 90 days of the beginning of the measurement periods for the 2008 Annual and Two-Year Bonus Program and the Performance Restricted Stock Equivalent Award Agreements, and were adjusted within that period in accordance with the terms of both Plans.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: November 27, 2007